EXHIBIT 10(h)

                               STANDARD FORM A OF
                              EXECUTIVE BONUS PLAN


[Rollins logo] Executive Offices


                             PERSONAL & CONFIDENTIAL


TO:       [NAME OF RECIPIENT]               FROM:   Gary W. Rollins

DATE:     [DATE]                            OFFICE: [TITLE OF RECIPIENT]

SUBJECT:  [CURRENT YEAR] EXECUTIVE BONUS PLAN

COPIES:   file


I am pleased to enclose your [PREVIOUS YEAR] Executive Bonus check and worksheet.

Additionally, the Rollins, Inc. Board of Directors Compensation Committee has approved your participation in a [CURRENT YEAR] Executive Bonus Plan program and the details of your bonus opportunity are enclosed.

This plan is designed to support shareholder interests by rewarding you for Rollins Inc.'s achievements in the areas of Profit Improvements, Profit to Plan, and Combined Revenues to Plan.

You will also participate in a Home Office bonus plan for the balance of your [CURRENT YEAR] bonus opportunity, which will be based on achievements in department customer service and your cumulative department performance to the [CURRENT YEAR] Home Office department budgets.

Attached are two copies of your [CURRENT YEAR] Executive Bonus Plan. Please keep one copy for your records and return one signed copy to Human Resources for company record keeping purposes. Also attached is a copy of the Agreement to Arbitrate, which, according to our Company Dispute Resolution Policy, is a required document of every bonus-eligible employee. Please return a signed copy of the

Agreement to Arbitrate with your signed bonus plan. You are required to sign it only once.

With your assistance we expect [CURRENT YEAR] to be a continuation of our profit and revenue successes that we've established over recent years. Your individual efforts will be key to the success of the Company for our employees and shareholders.

                              [TITLE OF RECIPIENT]
                    Incentive Compensation Plan - [PLAN YEAR]

                            FOR: [NAME OF RECIPIENT]

The elements of the plan are as follows:

1.   PROFIT TO PLAN

The Profit to Plan element will be paid according to the following scale up to a maximum of 15% of your annual salary:

        -------------------------------------- ------------------------------
            Rollins Inc. Pre-Tax Profit to         Annual % of Salary
                  Plan  Achievement
        -------------------------------------- ------------------------------
                       100%                                15%
        -------------------------------------- ------------------------------
                       97.5%                              12.5%
        -------------------------------------- ------------------------------
                        95%                               10.0%
        -------------------------------------- ------------------------------
                       92.5%                              7.5%
        -------------------------------------- ------------------------------
                        90%                                5%
        -------------------------------------- ------------------------------

The Company must have a profit and a profit improvement for this element to be paid.

Your CY [YEAR] Pre-Tax Profit Plan is:               $[TARGET AMOUNT]
                                                     ----------------
                                                       Annual [YEAR]

2.   PROFIT INCREASE OVER LAST YEAR


You will be paid [.22% for Senior VP and Secretary, .20% for Chief Financial Officer and Treasurer] of the profit increase up to the maximum of 10% of your annual salary.

The Company must have a profit and a profit improvement for this element to be paid.

Your CY[LAST YEAR] Pre-Tax Adjusted Profit base was:          $
                                                              ------------------
                                                                   Annual `0__

3.   COMBINED REVENUE TO PLANNED INCREASE

The Revenue to Planned Increase element will be paid according to the following scale up to a maximum of 5% of your annual salary:

------------------------------ ------------------------- -----------------------
   Rollins Inc. Combined Net       Planned Percentage      Annual % of Salary
      Revenue to Planned          Increase over Prior
     Increase Achievement                 Year
------------------------------ ------------------------- -----------------------
           100%                           _____%                   5%
------------------------------ ------------------------- -----------------------
        95 - 99.9%                        _____%                   4%
------------------------------ ------------------------- -----------------------

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------------------------------ ------------------------- -----------------------
        90 - 94.9%                        _____%                   3%
------------------------------ ------------------------- -----------------------
        85 - 89.9%                        _____%                   2%
------------------------------ ------------------------- -----------------------

The Company must have a profit and a profit improvement for this element to be paid.

Your CY0__ Combined Revenue Plan is:

   $[plan year target amt.]           $__________       [target percentage]
   ------------------------           -----------       ------------------------
   Annual '0__                        Actual '0__        % increase

                        Glossary of Terms and Conditions

               200_ Rollins, Inc. Executive/Home Office Bonus Plan

I.   General Plan Qualifiers and Provisions

     A.   The plan year for this bonus is January 1, 200_ to December 31, 200_.

     B.   Your bonus plan is subject to change each year.

     C. Your bonus will be calculated using your actual current base salary as of December 31, 200_.

     D. Your eligibility for a bonus and the amount due will be determined solely by the Company.

     E. Bonus payments will be made in one lump sum no later than March 15, 200_, minus applicable state and federal taxes. Other deductions may apply, e.g., 401(K) deductions, etc.

     F. You must be employed in the same position on December 31, 200_ to be eligible for a bonus, except as described below in (H.)

     G. You will not receive a bonus if for any reason you are in a position on December 31, 200_ that is not eligible for a bonus or if you are not actively employed on the date that the bonus is paid.

     H. If you are promoted during the plan year from one bonus-eligible position to another bonus-eligible position, the bonus components common to both plans carry over to the new position. Plan components unique to the original bonus-eligible position will be paid based on time spent in the position (must be at least 50 percent of the plan year). Bonus amounts on these unique components will be calculated at the time of the transfer based on year-to-date results.

     I. If you are hired into a bonus-eligible position during the year, or if you are promoted during the plan year from a position that is ineligible for a bonus into a bonus-eligible position, you will be eligible for a pro-rated bonus if you are in the bonus-eligible position for at least 50 percent of the plan year.

     J. You will not receive any bonus if you falsify documents, violate company policy or know of such actions by employees under your direction without taking corrective actions.

     K. Any disputes over your bonus will be resolved by the Compensation Committee.

     L. The Compensation Committee reserves the right to reward outstanding performance in unique situations by awarding an employee a bonus outside the terms of the 200_ Home Office Bonus Plan.

     M. The actual profit from which the bonus may be determined may be subject to adjustments as recommended by the President and approved by the Compensation Committee for the year 200_.

     N.   Acquisitions over $5,000,000 in revenue will be added to the
                Company strategic plan (revenue and profit) based on a pro forma of the acquisition model for bonus calculations.

II.  Plan Components
     ----------------

     A.   General Provisions
          The 200_ Executive/Home Office Bonus Plans divide bonus opportunity into two components: customer satisfaction and key operating initiatives. No bonus will be paid under any component if Rollins Inc.'s pre-tax profit does not result in a profit improvement in 200_, as compared to 2004.

     B.   Customer Satisfaction Component

          1. The 200_ Internal Customer Service Surveys will utilize a format similar to the ones utilized in 200_.

          2. Participants with this component will have this portion of their bonus opportunity based on the weighted average rating of the departments who report to them.

          3. You will receive 100 percent of the bonus opportunity under this component if your departments receive a weighted average rating of ____ or better.

          4. You will receive 75 percent of the bonus opportunity under this component if your departments receive a weighted average rating of _____.

          5. You will receive 50 percent of the bonus opportunity under this component if your departments receive a weighted average rating of ______ in the survey.

     C.   Key Operating Initiatives Component

          1. The purpose of this portion of the bonus plan is to recognize achievement of specific financial and/or strategic goals.

          2. Participants with this component will have this portion of their bonus opportunity based on 100% attainment (or better) of their combined departments' expenses to plan.

          3. You will not receive any bonus for a KOI linked to your departments' expense to plan if you intentionally understaff your departments or delay an agreed-upon project.

ACKNOWLEDGMENT

     I have received and read a copy of my Incentive Plan with the accompanying Glossary of Terms and Conditions. I understand that participation in this Plan should in no way be construed as a contract or promise of employment and/or compensation. Employment is at-will, and therefore employment and compensation can terminate, with or without cause and with or without notice, at any time at the option of the Company or employee. I also understand that this Incentive Plan will be subject to review, and likely to change next year.


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Plan Participant                                     Date